                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

   |_| Preliminary Proxy Statement              Confidential, for Use of the
   |X| Definitive Proxy Statement               Commission Only (as permitted
   |_| Definitive Additional Materials             by Rule 14a-6(e)(2)) |_|
   |_| Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12

                           CommerceFirst Bancorp, Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): |X|         No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1. Title of each class of securities to which transaction applies:

        ________________________________________________________________________

     2. Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

     4. Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

     5. Total Fee Paid:

        ________________________________________________________________________


|_|  Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1. Amount Previously Paid:


     2. Form, Schedule or Registration Statement No.:


     3  Filing Party:


     4. Date Filed:

                           COMMERCEFIRST BANCORP, INC.
                           1804 WEST STREET, SUITE 200
                            ANNAPOLIS, MARYLAND 21401


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 19, 2006

TO THE SHAREHOLDERS OF COMMERCEFIRST BANCORP, INC.:

        The Annual Meeting of Shareholders of CommerceFirst Bancorp, Inc.
                        (the "Company"), will be held at

                               CommerceFirst Bank
                           1804 West Street, Suite 200
                               Annapolis, Maryland

on Wednesday, April 19, 2006 at 2:00 P.M. for the following purposes:

             1. To elect three (3) directors to serve until the 2009 Annual Meeting of Shareholders and until their successors are duly elected and qualified, and one (1) director, appointed to the Board during 2005 to fill a vacancy, to serve until the 2008 Annual Meeting of Shareholders and until his successor is duly elected and qualified;

             2. To ratify the appointment of Trice Geary & Myers LLC as the auditors for the Company; and

             3. To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.


         Shareholders of record as of the close of business on March 15, 2006 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

                                     By Order of the Board of Directors



                                     Candace M. Springmann, Corporate Secretary



March 20, 2006





         PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORDHOLDER IN ORDER TO VOTE IN PERSON AT THE MEETING.

                           COMMERCEFIRST BANCORP, INC.
                           1804 WEST STREET, SUITE 200
                            ANNAPOLIS, MARYLAND 21401


                     --------------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT
                     --------------------------------------


                                  INTRODUCTION

         This Proxy Statement is being sent to shareholders of CommerceFirst Bancorp, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders, to be held at 2:00 P.M. on April 19, 2006, and at any adjournment or postponement of the meeting. The purposes of the meeting are:

              1. electing three (3) directors to serve until the 2009 Annual Meeting of Shareholders and until their successors are duly elected and qualified, and one (1) director, appointed to the Board during 2005 to fill a vacancy, to serve until the 2008 Annual Meeting of Shareholders and until his successor is duly elected and qualified

              2. ratifying the appointment of Trice Geary & Myers LLC as the auditors for the Company; and

              3. transacting any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

         The meeting will be held at:

                               CommerceFirst Bank
                           1804 West Street, Suite 200
                               Annapolis, Maryland

         This proxy statement and proxy card are being sent to shareholders of the Company on or about March 20, 2006. A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2005, which includes our audited financial statements, also accompanies this proxy statement.

         The cost of this proxy solicitation is being paid by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by officers, regular employees or directors of the Company or its subsidiary, CommerceFirst Bank (the "Bank"), who will not receive any special compensation for their services. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable out-of-pocket and clerical costs for forwarding proxy materials to their principals.

                            VOTING RIGHTS AND PROXIES

VOTING RIGHTS

         Only shareholders of record at the close of business on March 15, 2006 (the "Record Date"), will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. On that date, the Company had 1,803,583 shares of common stock, par value $.01 per share (the "common stock") outstanding, held by approximately 307 shareholders of record. The common stock is the only class of the Company's stock of which shares are outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of the shareholders. Shareholders do not have the right to cumulate votes in the election of directors. The presence, in person or by proxy, of not less than a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the meeting.

PROXIES

         Properly executed proxies received by the Company in time to be voted at the meeting will be voted as specified by shareholders. In the absence of specific instructions, proxies received will be voted FOR the election of the nominees for election as directors and FOR the ratification of the appointment of Trice Geary & Myers LLC as the auditors for the Company. Management does not know of any matters that will be brought before the meeting, other than as described in this proxy statement. If other matters are properly brought before the meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

         The judges of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and will tabulate the votes cast at the meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of common stock on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter.

         Please sign, date, mark and return promptly the enclosed proxy in the postage paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the meeting:

                  o by granting a later proxy with respect to the same shares;

                  o by sending written notice to Candace M. Springmann,
                    Corporate Secretary of the Company, at the address noted above, at any time prior to the proxy being voted; or

                  o by voting in person at the meeting.

         Attendance at the meeting will not, in itself, revoke a proxy. If your shares are held in the name of your bank or broker, you will need additional documentation to vote in person at the meeting. Please see the voting form provided by your recordholder for additional information regarding the voting of your shares.

         Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check the voting form or instructions provided by their recordholder to see which options are available. Shareholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which would be borne by the shareholder. To revoke a proxy previously submitted electronically, a shareholder may simply submit a new proxy at a later date before the taking of the vote at the meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

SECURITIES OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information concerning the number and percentage of whole shares of the Company's common stock beneficially owned by its directors, executive officers whose compensation is disclosed, and by its directors and all executive officers as a group, as of March 15, 2006, as well as information regarding each other person known by the Company to own in excess of five percent of the outstanding common stock. Except as set forth below, the Company knows of no other person or persons, who beneficially own in excess of five percent of the Company's common stock. Further, the Company is not aware of any arrangement which at a subsequent date may result in a change of control of the Company.


                                                        NUMBER OF SHARES           PERCENTAGE OF CLASS
NAME                                                   BENEFICIALLY OWNED         BENEFICIALLY OWNED (1)
-------------------------------------------------    ------------------------    -------------------------
Directors and Executive Officers
Milton D. Jernigan, II                                      43,558  (2)                   2.40%

Alvin R. Maier                                             109,492  (3)                   6.01%
9115 A Bursa Road
Laurel, MD 20723

Richard J. Morgan                                           24,565  (4)                   1.35%

Lamont Thomas                                               38,264  (5)                   2.10%

Edward B. Howlin, Jr.                                      171,480  (6)                   9.40%
2880 Dunkirk Way
Dunkirk, MD 20754

Charles L. Hurtt, Jr., CPA                                   8,259                        0.46%

Robert R. Mitchell                                          32,864  (7)                   1.81%

John A. Richardson, Sr.                                     39,664  (8)                   2.19%

Jerome A. Watts                                             32,800  (9)                   1.81%

All directors and executive officers as a group
(9 persons)                                                500,946  (10)                 26.25%

Other 5% Shareholders (11)

Mike Rosinus                                               102,654  (12)                  5.69%
c/o T/R Partners
535 Madison Avenue, 37th Floor
New York, NY 10022

T/R Partners                                                97,654  (12)                  5.41%
535 Madison Avenue, 37th Floor
New York, NY 10022

(1) Represents percentage of 1,803,583 shares issued and outstanding as of March 15, 2006, except with respect to individuals holding options or warrants to acquire common stock exercisable within sixty days of March 15, 2006, in which event represents percentage of shares issued and outstanding as of March 15, 2006 plus the number of such options or warrants held by such person, and all directors and officers as a group, which represents percentage of shares outstanding as of March 15, 2006 plus the number of such options and warrants held by all such persons as a group.
(2) Includes warrants to purchase 8,876 shares and options to purchase 2,500 shares.
(3) Includes warrants to purchase 16,965 shares. Excludes 500 shares held by Mr. Maier's spouse.
(4) Includes warrants to purchase 6,072 shares and options to purchase 10,000 shares.
(5) Includes warrants to purchase 8,124 shares and options to purchase 7,500 shares. Excludes 400 shares held by Mr. Thomas' spouse.
(6)  Includes warrants to purchase 20,320 shares.
(7)  Includes warrants to purchase 8,064 shares.
(8)  Includes warrants to purchase 8,064 shares.
(9)  Includes warrants to purchase 8,064 shares.
(10) Includes warrants to purchase 84,549 shares and options to purchase 20,000 shares.
(11) Based solely on information contained in filings made with the Securities and Exchange Commission.
(12) Includes 97,654 shares as to which voting and dispositive power is shared by Mike Rosinus and T/R Partners.

                              ELECTION OF DIRECTORS

         The size of the Company's Board of Directors is currently set at nine
(9) directors, divided into three classes, one of which is elected each year. The Board of Directors has nominated three (3) persons for election as director at the meeting, for a three year term until the 2009 Annual Meeting of Shareholders and until their successors have been elected and qualified. The Board of Directors is also presenting for shareholder election one (1) person appointed to fill a vacancy on the Board of Directors for a term until the 2008 Annual Meeting of Shareholders and until his successor have been elected and qualified. Each of the nominees for election as a director currently serves as a member of the Board of Directors. Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the persons named as proxies. The Board of Directors has determined that each director other than Mr. Jernigan, Mr. Morgan, and Mr. Thomas is an "independent director" as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers (the "NASD").

         Vote Required and Board Recommendation. Nominees receiving a plurality of the votes cast at the meeting in the election of directors will be elected as director, in the order of the number of votes received. Members of the Board of Directors of the Company having the power to vote or direct the voting of 396,897 shares of common stock, or approximately 22.01% of the shares of common stock outstanding on March 15, 2006, have indicated their intention to vote "FOR" the election of all of the nominees for election as director.

NOMINEES FOR ELECTION AS DIRECTORS

         Set forth below is certain information as of March 15, 2006 concerning the nominees for election as director of the Company. Except as otherwise indicated, the occupation listed has been such person's principal occupation for at least the last five years. Each of the nominees has served as a director of the Bank since its organization.

         Alvin R. Maier. Mr. Maier, 72, a private investor, until his retirement in 2001 was engaged in the business of manufacturing and selling building supplies as President of Ernest Maier, Inc. Mr. Maier had been a corporate officer of Ernest Maier, Inc. since 1955. Mr. Maier was one of the founding organizers and served as Chairman of the Board of Directors of the former Commerce Bank in College Park, Maryland from its organization in 1989 to 1999. Commerce Bank was acquired by MainStreet BankGroup (now a part of BB&T Corporation) in December 1997. Mr. Maier is a resident of Anne Arundel County and is active in several local service and civic organizations, including Rotary International in which he has a 34-year perfect attendance record. Mr. Maier has been a director of the Company since its organization. Mr. Maier is nominated for three year term until the 2009 Annual Meeting of Shareholders.

         Richard J. Morgan. Mr. Morgan, 58, is President and Chief Executive Officer of CommerceFirst Bank and CommerceFirst Bancorp. From 1997 until July 1999, he was a cabinet level advisor to the Anne Arundel County Executive on issues relating to the economy and economic development, and was President and Chief Executive Officer of Anne Arundel Economic Development Corporation. From 1990 to 1997, Mr. Morgan served as President and Chief Executive Officer of Annapolis National Bank. He has over 36 years of banking and financial management experience. He held leadership roles in commercial lending at Marine Midland Bank (now HSBC) from 1970 though 1977 and with Maryland National Bank (now Bank of America) from 1977 to 1982. He held the positions of Chief Financial Officer of Phillips Corporation and Toddson Corporation from 1982 to 1990. He has served on numerous community boards, commissions and community service groups, including as Board member and Assistant Treasurer of the Anne Arundel Medical Center; Board member and past Chair of United Way of Anne Arundel County; Board and Executive Committee as well as 2004 and 2005 Chair of the Annapolis and Anne Arundel Chamber of Commerce; Chair of the Chamber's Economic Development Committee; Treasurer and member of the Executive Committee of the Maryland Economic Development Association; and Board and Executive Committee member of Leadership Anne Arundel and Chair for the Executive Leadership Program. Mr. Morgan is a resident of Anne Arundel County. Mr. Morgan has been a director of the Company since its organization. Mr. Morgan is nominated for three year term until the 2009 Annual Meeting of Shareholders.

         Robert R. Mitchell. Mr. Mitchell, 63, is currently retired. He was the President of Mitchell Business Equipment, Inc., with which he served for over 20 years until its sale in 1988. Mr. Mitchell was one of the original organizers and directors of Commerce Bank. Mr. Mitchell is active in local service and civic organizations, including membership in Rotary International for 20 years, service on the Prince George's Salvation Army Local Board for 15 years and membership in the Anne Arundel Junior Golf Association for six years. Mr. Mitchell is a resident of Anne Arundel County. Mr. Mitchell has been a director of the Company since October 2003. Mr. Mitchell is nominated for three year term until the 2009 Annual Meeting of Shareholders.

         Jerome A. Watts. Mr. Watts, 63, is the owner of Plan Management, a supplier of insurance and employee benefits plans. Mr. Watts was appointed to the Board of Directors of the Company in September 2005 to fill a vacancy in the class of 2008, and has served as a director of the Bank since its organization. Mr. Watts was one of the original organizers and directors of Commerce Bank. Mr. Watts is a resident of Washington, DC. Subject to shareholder approval at the meeting, Mr. Watts' current term as a director of the Company expires in 2008.

CONTINUING DIRECTORS OF THE COMPANY

         Set forth below is certain information as of the Record Date concerning the continuing directors of the Company. Except as otherwise indicated, the occupation listed has been such person's principal occupation for at least the last five years. Each of the continuing directors of the Company has served as a director of the Bank since its organization.

         Lamont Thomas. Mr. Thomas, 65, is Executive Vice President and Chief Operating and Financial Officer of CommerceFirst Bank and CommerceFirst Bancorp. From 1989 through 1999, he served as Executive Vice President and Treasurer (chief operating and financial officer) and as a director of Commerce Bank. From 1976 through 1989, Mr. Thomas managed numerous corporate functions of Citizens Bank of Maryland, a then $1.8 billion commercial bank in the Washington D.C. area. Mr. Thomas is a resident of Howard County. Mr. Thomas has been a director of the Company since its organization. Mr. Thomas's current term expires in 2007.

         Edward B. Howlin, Jr. Mr. Howlin, 69, is the Chairman and Chief Executive Officer of Howlin Realty Management, Inc., a real estate holding, management and development firm, and of Edward B. Howlin, Inc., a management and holding company, and of its subsidiary companies, Dunkirk Supply, Inc. and Howlin Concrete, Inc. In addition to real estate management and development, the Howlin companies construct residential subdivisions and design, manufacture and sell construction components, systems and supplies to various commercial, residential and government projects, primarily in Southern Maryland. Mr. Howlin is a resident of Anne Arundel County. Mr. Howlin has been a director of the Company since its organization. Mr. Howlin's current term expires in 2007.

         Charles L. Hurtt, Jr., CPA. Mr. Hurtt, 59, is the founder and President of Charles L. Hurtt, Jr., P.A., a certified public accounting firm located in Pasadena, Maryland. Mr. Hurtt has been involved in several charitable and civic organizations, including organizations involved in youth programs in Prince George's County. Mr. Hurtt is also active in several professional associations, including past or present memberships in the Maryland Society of Accountants, the National Society of Accountants and the Maryland Association of Certified Public Accountants. Mr. Hurtt is a resident of Anne Arundel County. Mr. Hurtt has been a director of the Company since October 2003. Mr. Hurtt's current term expires in 2007.

         Milton D. Jernigan, II. Mr. Jernigan, 51, an attorney engaged in private practice since 1982, is a co-founder and co-managing principal of the law firm of McNamee, Hosea, Jernigan, Kim, Greenan & Walker, P.A. He is the Resident Principal-in-Charge of the firm's Annapolis office. Mr. Jernigan was one of the founding organizers and members of the Board of Directors of the former Commerce Bank in College Park, Maryland. He served as General Counsel to Commerce Bank from its organization in 1989 until its acquisition by MainStreet BankGroup (now a part of BB&T Corporation) in December 1997. Mr. Jernigan is a resident of Annapolis, Maryland and is active in local bar associations, chambers of commerce, service and civic organizations, including the Annapolis Rotary Club, the Annapolitan Club and service on the Board of Directors of the Annapolis and Anne Arundel County Chamber of Commerce. Mr. Jernigan has been a director of the Company since its organization. Mr. Jernigan's current term expires in 2008.

         John A. Richardson, Sr. Mr. Richardson, 62, until his retirement in April 2000 was President of Branch Electric Supply Company, a position he had held since 1968. Mr. Richardson is also the President of Crofton Bowling Center, is a partner in numerous real estate investment partnerships located throughout Anne Arundel and Prince George's Counties, continues to work as a consultant, and manages real estate. Mr. Richardson is a member of the National Bowling Proprietors Association and serves on the Board of Directors of Archbishop Spaulding High School. Mr. Richardson is a resident of Anne Arundel County. Mr. Richardson has been a director of the Company since October 2003. Mr. Richardson's current term expires in 2008.

ELECTION OF DIRECTORS OF THE BANK

         If elected, the nominees for election as directors intend to vote for each of the directors of the Company and the following persons to serve as directors of the Bank, each of whom currently serves as a director of the Bank.

NAME                                      AGE    PRINCIPAL OCCUPATION AND EXPERIENCE
----                                      ---    -----------------------------------
Wilfred T. Azar, III                      44     President and Chief Executive Officer of Empire Corporation, a commercial real estate management, development and holding company. President of Pony Express, Inc, a document storage and services business. Director of Annapolis National Bank
                                                 (1992-1998).

William F. Chesley                        62     President of William F. Chesley Real Estate, Inc., Dee Corporation, Enterprise
                                                 Office Park, Inc., and Ridgley Builders, Inc., and managing member of Builder's
                                                 Advantage, LLC. These companies are engaged in residential and commercial real estate sales, management and development.

Charles F. Delavan                        59     Attorney with the firm of Blumenthal, Delavan & Williams, P.A.

Gregory A. Gray                           48     President of Eastern Waterproofing & Restoration Co., Inc., a contracting firm that specializes in concrete and masonry restoration.

Milton D. Jernigan, Sr.                   76     Retired. Until 1996, he was Chairman and President of AAA Rentals, Inc. and AAA
                                                 Tools, Inc., equipment and party supplies rental and sale businesses. Director of
                                                 Commerce Bank (1989 - 1997). Mr. Jernigan, Sr. is the father of Mr. Jernigan, II.

Nicholas J. Marino                        52     President of Marino Transportation Services, LLC, a transportation and shipping logistics company.

Michael J. Miller                         48     Vice President of Concrete General, Inc. and Tri M Leasing Corp., Managing Member
                                                 of Airpark North, LLC and a partner of Tri M Properties. These companies are engaged in road construction, equipment leasing, and real estate development and ownership.

Don E Riddle, Jr.                         57     Chairman and Chief Executive Officer of Homestead Gardens, Inc., the largest enclosed garden center in the Baltimore and Washington, D.C. metropolitan areas.

George C. Shenk, Jr.                      53     President of Whitmore Printing and Imaging, Inc., a commercial printing company.

Dale R. Watson                            51     President of Alpha Engineering Associates, Inc., a computer consulting company.

COMMITTEES, MEETINGS AND PROCEDURES OF THE BOARD OF DIRECTORS

         Meetings. The Board of Directors of the Company met six (6) times during 2005. All members of the Board of Directors attended at least 75% of the meetings held by the Board of Directors and by all committees on which such member served during the 2005 fiscal year or any portion thereof.

         Audit Committee. The Board of Directors has a standing Audit Committee. The Audit Committee is responsible for the selection, review and oversight of the Company's independent accountants, the approval of all audit, review and attest services provided by the independent accountants, the integrity of the Company's reporting practices and the evaluation of the Company's internal controls and accounting procedures. It also periodically reviews audit reports with the Company's independent auditors. The Audit Committee is currently comprised of Mr. Hurtt (Chairman) and Messrs. Mitchell and Richardson. Each of the members of the Audit Committee is independent, as determined under the definition of independence adopted by the NASD for audit committee members in Rule 4350(d)(2)(A). The Board of Directors has adopted a written charter for the Audit Committee. During 2005, the Audit Committee met four (4) times. The Board of Directors has determined that Mr. Hurtt is an "audit committee financial expert" as defined under regulations of the Securities and Exchange Commission.

         The audit committee is also responsible for the pre-approval of all non-audit services provided by its independent auditors. Non-audit services are only provided by the Company's auditors to the extent permitted by law. Pre-approval is required unless a "de minimus" exception is met. To qualify for the "de minimus" exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee.

         Nominations. The Board of Directors has a standing nominating committee consisting of all of the members of the Board of Directors who are "independent directors" within the meaning of NASD Rule 4200(a)(15). The nominating committee is responsible for the evaluation of nominees for election as director, the nomination of director candidates for election by the shareholders and evaluation of sitting directors. The Board of Directors has adopted a charter addressing the nominations process. A copy of the current charter was attached as Exhibit B to the Company's proxy statement for the 2005 Annual Meeting of Shareholders held on April 20, 2005.

         The Board has not developed a formal policy for the identification or evaluation of nominees. In general, when the Board determines that expansion of the Board or replacement of a director is necessary or appropriate, the nominating committee will review, through candidate interviews with members of the Board and management, consultation with the candidate's associates and through other means, a candidate's honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The committee would review any special expertise, for example, expertise that qualifies a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience. To date the Company has not paid any fee to any third party to identify or evaluate, or to assist it in identifying or evaluating, potential director candidates.

         At the meeting, one director who was appointed to the Board of Directors after the last annual meeting of shareholders is standing for election. Mr. Watts has been a director of the Bank since its organization. His selection as a director of the Company in September 2005 was based upon the recommendation of all of the then current members of the Board of Directors.

         The nominating committee will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors. Candidates recommended by shareholders will be evaluated based on the same criteria described above. Shareholders desiring to suggest a candidate for consideration should send a letter to the Company's Secretary and include:
(a) a statement that the writer is a shareholder (providing evidence if the person's shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate's business and educational experience; (d) information regarding the candidate's qualifications to be director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing shareholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected.

         Because of the limited resources of the Company and the limited opportunity to seek additional directors, there is no assurance that all shareholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the Board, and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders.

         Compensation. The Company does not have a standing compensation committee. Compensation determinations for the Company's executive officers are made by the members of the Board of Directors who are independent within the meaning of NASD Rule 4200(a)(15).

         Shareholder Communications. Company shareholders who wish to communicate with the Board of Directors or an individual director may write to CommerceFirst Bancorp, Inc., 1804 West Street, Suite 200, Annapolis, Maryland 21401, Attention: Candace M. Springmann, Corporate Secretary. Your letter should indicate that you are a shareholder, and whether you own your shares in street name. Depending on the subject matter, management will: (a) forward the communication to the director or directors to whom it is addressed; (b) handle the inquiry directly or delegate it to appropriate employees, such as where the communication is a request for information, a stock related matter, or a matter related to ordinary course matters in the conduct of the Company's banking business; or (c) not forward the communication where it is primarily commercial or political in nature, or where it relates to an improper, frivolous or irrelevant topic. Communications which are not forwarded will be retained until the next Board meeting, where they will be available to all directors. There is no assurance that all communications will receive a response.

         Director Attendance at the Annual Meeting. The Board believes it is important for all directors to attend the Annual Meeting of Shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. Accordingly, it is the policy of the Company to encourage all directors to attend each Annual Meeting of Shareholders unless they are unable to attend by reason of personal or family illness or pressing matters. Seven of the Company's nine directors attended the 2005 Annual Meeting of Shareholders.

AUDIT COMMITTEE REPORT

         The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board's oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company's audit process.

         The Audit Committee has:

         (1) reviewed and discussed with management the audited financial statements included in the Company's Annual Report and Form 10-KSB;

         (2) discussed with Trice Geary & Myers LLC, the Company's independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, and has received the written disclosures and letter from, Trice Geary & Myers LLC as required by Independence Standards Board Standard No. 1; and

         (3) discussed with Trice Geary & Myers, LLC its independence.

         Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-KSB for the year ended December 31, 2005. The Audit Committee has also considered whether the amount and nature of non-audit services provided by Trice Geary & Myers LLC is compatible with the auditor's independence.

                         Members of the Audit Committee

                   Charles L. Hurtt, Jr. CPA (Chairman)
                   Robert R. Mitchell
                   John A. Richardson, Sr.

DIRECTORS' COMPENSATION

         Directors of the Company and Bank did not receive compensation for membership on the Board or attendance at Board or committee meetings in 2005; however, such compensation will commence in 2006. Directors of the Company and the Bank (excluding Messrs Jernigan II, Morgan and Thomas) will be paid $100 per meeting, except for the Chair of the Audit Committee who will receive $150 per meeting when serving in that capacity.

         Under his employment agreement with the Company, Mr. Jernigan II received $38,000 in 2005, and is entitled to receive $40,000 in 2006, and a term life insurance policy in the amount of $100,000, for service as Chairman of the Boards of Directors of the Company and the Bank. He has previously been granted options to purchase 2,500 shares of common stock at an exercise price of $10.00 per share under his agreement. He is also entitled to receive cash bonuses and additional grants of options as determined by the Board of Directors. The term of Mr. Jernigan's employment agreement expires on August 15, 2009. If the agreement is terminated by the Company without cause, the Company will continue to pay his annual compensation and benefits as severance compensation for a period of 12 months. In the event of any change in control (as defined) of the Company, Mr. Jernigan II may continue his employment, execute a new employment agreement on mutually agreeable terms or resign his employment. In the event that Mr. Jernigan II resigns or is terminated within 12 months of the change in control, Mr. Jernigan II will be entitled to the sum of twice the base salary and bonuses paid to him during the 12 months immediately preceding the change in control.

EXECUTIVE COMPENSATION

         The following table sets forth a comprehensive overview of the compensation for all executive officers of the Company who received total salary and bonus of $100,000 or more during the fiscal year ended December 31, 2005.

                                                                                       Long-term
                                                Annual Compensation               Compensation Awards
                                   ---------------------------------------------- --------------------
                                                                                      Securities          All Other
   Name and Principal Position         Year           Salary          Bonus       Underlying Options   Compensation($)
---------------------------------- -------------- --------------- --------------- -------------------- -----------------
Richard J. Morgan, President and       2005          $154,423        $41,731              -0-             $6,928(1)
Chief Executive Officer                2004          $140,000           $0                -0-             $6,928(1)
                                       2003          $139,848           $0                -0-             $6,928(1)

Lamont Thomas, Executive Vice          2005          $149,423        $40,385              -0-             $7,803(2)
President, Chief Operating             2004          $135,000           $0                -0-             $7,473(3)
Officer and Chief Financial            2003          $134,972           $0                -0-             $7,473(3)
Officer

(1) Represents insurance premium of $948 and car allowance of $5,980.
(2) Represents insurance premium of $1,823 and car allowance of $5,980.
(3) Represents insurance premium of $1,493 and car allowance of $5,980.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                                                 Number of Securities         Value of Unexercised
                                                                Underlying Unexercised            In-The-Money
                              Shares                             Options/Warrants at          Options/Warrants at
                            Acquired on                           December 31, 2005            December 31, 2005
         Name                Exercise       Value Realized    Exercisable/Unexercisable     Exercisable/Unexercisable
------------------------  ----------------  ---------------   ---------------------------   -------------------------
Richard J. Morgan               --                --                  16,072/--                   $59,466/$--

Lamont Thomas                   --                --                  15,624/--                   $57,809/$--
------------------------

(1)      Based on the $13.70 closing price on December 30, 2005.

         Employment Agreements. Mr. Morgan and Mr. Thomas each has an employment agreement with the Company pursuant to which they serve as President and Chief Executive Officer of the Bank, and Executive Vice President and Chief Operating Officer of the Bank, respectively.

         President's Employment Agreement. Under his employment agreement, Mr. Morgan is entitled to receive a 2006 base salary of $160,000 and a term life insurance policy in the amount of $300,000. He has previously been granted options to purchase 10,000 shares of common stock at an exercise price of $10.00 per share under his agreement. Mr. Morgan is also entitled to receive bonuses and additional grants of options as determined by the Board of Directors, and to participate in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to officers or employees of the Company. Mr. Morgan is also entitled to the use of a leased vehicle or a comparable vehicle allowance. The term of Mr. Morgan's employment agreement expires on August 15, 2009 unless sooner terminated. If the agreement is terminated by the Company without cause, the Company will continue to pay Mr. Morgan his annual compensation and benefits as severance compensation for a period of 12 months. In the event of any change in control (as defined) of the Company, Mr. Morgan may continue his employment, execute a new employment agreement on mutually agreeable terms or resign his employment. In the event that Mr. Morgan resigns or is terminated within 12 months of the change in control, Mr. Morgan will be entitled to the sum of twice the base salary and bonuses paid to him during the 12 months immediately preceding the change in control.

         Executive Vice President's Employment Agreement. Under his employment agreement, Mr. Thomas is entitled to receive a 2006 base salary of $152,500 and a term life insurance policy in the amount of $200,000. He has previously been granted options to purchase 7,500 shares of common stock at an exercise price of $10.00 per share under his agreement. Mr. Thomas is also entitled to receive bonuses and additional grants of options as determined by the Board of Directors, and to participate in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to officers or employees of the Company. Mr. Thomas is also entitled to the use of a leased vehicle or a comparable vehicle allowance. The term of Mr. Thomas' employment agreement expires on August 15, 2009 unless sooner terminated. If the agreement is terminated by the Company without cause, the Company will continue to pay Mr. Thomas his annual compensation and benefits as severance compensation for a period of 12 months. In the event of any change in control (as defined) of the Company, Mr. Thomas may continue his employment, execute a new employment agreement on mutually agreeable terms or resign his employment. In the event that Mr. Thomas resigns or is terminated within 12 months of the change in control, Mr. Thomas will be entitled to the sum of twice the base salary and bonuses paid to him during the 12 months immediately preceding the change in control.

         Employee Benefit Plans. The Bank provides a benefit program that includes health and dental insurance, life and long term and short-term disability insurance and a 401(k) plan under which the Company commenced in 2003 a 50% match of eligible employee contributions up to 6% of base salary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with some of its and the Company's directors, officers, and employees and their associates. In the past, substantially all of such transactions have been on the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

         The maximum aggregate amount of loans during 2005 to officers, directors and their related interests amounted to $6,582,894, representing approximately 37.9% of the Company's total shareholders' equity at December 31, 2005. In the opinion of the Board of Directors, the terms of these loans are no less favorable to the Bank than terms of the loans from the Bank to unaffiliated parties. On December 31, 2005, the aggregate amount of loans outstanding to officers, directors or their related interests was approximately $5,662,565. At the time each loan was made, management believed that the loan involved no more than the normal risk of collectibility and did not present other unfavorable features. None of such loans were classified as Substandard, Doubtful or Loss.

         During 2005, the Bank paid a computer consulting firm of which Mr. Watson, a director of the Bank, is a principal, $48,467 for computer equipment, software support and related services; and in 2004 paid $57,403 for similar services. During 2005, the Company and the Bank paid the law firm of which Mr. Jernigan, the Chairman of the Board of Directors, is a principal, $3,668 for legal services; and in 2004 paid $6,313 for similar services. During 2005, the Bank paid $122,949 for various group insurance benefits for which Mr. Watts, a director of the Bank, will ultimately receive commission compensation; and in 2004 paid $113,710 for similar services. The Company and Bank believe that the terms of these transactions were at least as favorable to the Company and Bank as could have been obtained from unaffiliated parties.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee of the Board of Directors has selected Trice Geary & Myers, LLC independent public accountants, to audit the Company's financial statements for the fiscal year ending December 31, 2006. Trice Geary & Myers LLC has audited the financial statements of the Company since its organization. Representatives of Trice Geary & Myers LLC are expected to be present at the meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF TRICE GEARY & MYERS LLC.

FEES PAID TO INDEPENDENT ACCOUNTING FIRM

         Audit Fees. During 2005, the aggregate amount of fees billed to the Company by Trice Geary & Myers LLC for services rendered by it for the audit of the Company's financial statements, assistance with review of S-2 registration statement filings, review of financial statements included in the Company's reports on Form 10-QSB, and for services normally provided in connection with statutory and regulatory filings was $46,690. In 2004, Trice Gary & Myers LLC billed $47,590 for such services.

         Audit-Related Fees. During 2005, the aggregate amount of fees billed to the Company by Trice Geary & Myers LLC for assurance and consultation concerning financial accounting and reporting standards reasonably related to the performance of the audit services rendered by it was $700. In 2004, Trice Geary & Myers LLC billed $2,505 for such services.

         Tax Fees. During 2005, the aggregate amount of fees billed to the Company by Trice Geary & Myers LLC for tax compliance services was $2,000. In 2004, Trice Geary & Myers LLC billed $2,000 for such services.

         Other Fees. Trice Geary & Myers, LLC did not bill the Company any amounts for other services during 2005 or 2004.

         None of the engagements of Trice Geary & Myers, LLC to provide services other than audit services was made pursuant to the de minimus exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission and the Company's audit charter.

                             FORM 10-K ANNUAL REPORT

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY SHAREHOLDER OF RECORD ENTITLED TO VOTE AT THE MEETING OR ANY BENEFICIAL OWNER OF COMMON STOCK SOLICITED HEREBY, A COPY OF ITS 2005 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON THE WRITTEN REQUEST OF SUCH SHAREHOLDER. REQUESTS SHOULD BE DIRECTED TO CANDACE M. SPRINGMANN, CORPORATE SECRETARY, AT THE COMPANY'S EXECUTIVE OFFICES, 1804 WEST STREET, SUITE 200, ANNAPOLIS, MARYLAND 21401.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

         Based solely upon the Company's review of the copies of the forms which it has received and written representations from the Company's directors, executive officers and ten percent shareholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a), except that the Form 3 for Mr. Watts was not filed in a timely manner.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware of any other matters to be presented for action by shareholders at the meeting. If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

         All shareholder proposals to be presented for consideration at the next annual meeting and to be included in the Company's proxy materials must be received by the Company no later than November 20, 2006. Shareholder proposals for nominations for election as director must be received by the Company no later than December 20, 2006. In order to be eligible for consideration at the next annual meeting of shareholders, the Company must receive notice of shareholder proposals for business other than the election of directors to be conducted at the annual meeting which are not proposed to be included in the Company's proxy materials not less than thirty and not more than ninety days before the date of the annual meeting, or if less than forty five days notice of the meeting is given, by the earlier of two days before the meeting and fifteen days after the notice of the meeting is mailed.

                                     By Order of the Board of Directors


                                     Candace M. Springmann, Corporate Secretary

March 20, 2006

                                 REVOCABLE PROXY
                           COMMERCEFIRST BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby makes, constitutes and appoints Tina Marie Jernigan and Ann W. Brundige, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of CommerceFirst Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held on April 19, 2006 and at any adjournment or postponement of the meeting.

ELECTION OF DIRECTORS

    |_|  FOR all nominees listed below

    |_|  WITHHOLD AUTHORITY to vote for all nominees listed below

    |_|  FOR all nominees, except as noted

         Nominees:  Class of 2008:  Jerome A Watts
                    Class of 2009:  Alvin R. Maier, Richard J. Morgan,
                                    Robert R. Mitchell

         (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

         -----------------------------------------------------------------------

RATIFICATION OF INDEPENDENT AUDITORS

             |_|  FOR      |_|  AGAINST      |_|  ABSTAIN on the ratification of
the appointment of Trice Geary & Myers LLC as the Company's independent auditors for the year ended December 31, 2006.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all of the nominees set forth above, and FOR the ratification of Trice Geary & Myers LLC. IN ADDITION, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDER(S) UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.


Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.


                                    ------------------------------------------
                                    Signature of Shareholder


                                    ------------------------------------------
                                    Signature of Shareholder


                                    Dated:                             , 2006
                                           ----------------------------


    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

         |_| PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.